Exhibit 99.1

FOR IMMEDIATE RELEASE
METALICO SELLS LEAD DIVISION

CRANFORD, NJ, December 2, 2014 – Metalico, Inc. (NYSE MKT: MEA) has closed on the sale of its Lead Fabricating segment for an aggregate all-cash purchase price of $31.3 million.

The transaction includes all of Metalico’s operating Lead businesses in Alabama, Illinois and California, together with the Company’s owned real estate and leasehold interests in those states used by its Lead facilities. The purchase price assumes a specified level of working capital was transferred to the buyers at closing and may be adjusted within thirty days of closing after confirmation of the amount of working capital conveyed. The parties executed definitive documentation and closed simultaneously.

Metalico had previously announced plans to divest non-core assets in connection with a restructuring of its institutional indebtedness. Net proceeds of the lead sale were used to pay down debt that will result in annual interest savings of approximately $2.6 million. Included in the debt reduction was $4.9 million in new Series C Convertible 13.5% Notes issued in October of this year, reducing potential additional equity dilution had the Notes not been paid down.

The Lead Division sale, together with the restructuring and cost reductions, moves Metalico appreciably toward its goal of reducing total debt by 30% to 40% by year-end. Since December 31, 2013, the Company has reduced its outstanding indebtedness by one third, from $127.7 million to $85.3 million, with current maturities at $6.3 million. The Company plans to continue to identify and sell non-core assets in an effort to further reduce leverage and focus all its resources on improving the results of its scrap metal recycling operations.

The buyers’ investors include the principal owners of Chicago-based Imperial Zinc Corp., one of the largest producers of zinc alloys and zinc anodes in the United States.

Metalico has operated its Lead business primarily through Mayco Industries, Inc., based in Birmingham, Alabama, and Santa Rosa Lead Products, Inc., headquartered in Healdsburg, California. The sale was effected through a series of purchase agreements executed by the applicable Metalico subsidiaries as sellers and affiliates of Imperial Acquisitions as buyers.

The Company has also agreed to a five-year non-competition covenant in the Lead Fabricating business with the purchasers.

Metalico, Inc. is a holding company with operations, after divesting its Lead business, in one principal business segment: ferrous and non-ferrous scrap metal recycling. The Company operates recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi. Metalico’s common stock is traded on the NYSE MKT under the symbol MEA.

Forward-looking Statements
This news release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may contain statements that do not relate strictly to historical or current facts. Forward-looking statements include statements with respect to Metalico’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Metalico’s control, and which may cause Metalico’s actual results, performance or achievements to be materially different from future results, performance, expectations or achievements expressed or implied by such forward-looking statements. Factors that could cause such material difference are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. All statements other than statements of historical fact are statements that could be forward-looking statements. Metalico assumes no obligation to update the information contained in this news release.

Contact: Metalico, Inc.

Carlos E. Agüero
Michael J. Drury
info@metalico.com
186 North Avenue East
Cranford, NJ 07016
(908) 497-9610
Fax: (908) 497-1097
www.metalico.com

# # #